EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Financial Guidance for

First Quarter of 2006

---Provides Q4 2005 Guidance Update---

---Year-End Earnings to be Released on March 6, 2006---

Montreal, Quebec, February 7, 2006—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial outlook for the first quarter of 2006. All references are to U.S. dollars.

First Quarter 2006 Guidance

For the first quarter of 2006, Optimal expects to report adjusted earnings per diluted share of $0.21 to $0.23 based on fully diluted shares outstanding of approximately 26.4 million.

Adjusted earnings per diluted share is a non-GAAP (generally accepted accounting principles) financial measure that excludes foreign exchange gains and losses and related income tax effects. Changes in foreign exchange rates are outside of the Company’s normal operations and therefore difficult to forecast with any accuracy.

Use of Adjusted Earnings per Diluted Share

In addition to the financial measures prepared in accordance with GAAP, Optimal uses certain non-GAAP financial measures, including adjusted earnings per diluted share. Optimal believes that that the inclusion of such measures helps investors to gain a better understanding of its core operating results and future prospects and is consistent with how management measures and forecasts the Company’s operational and financial performance, especially when comparing such results to previous periods or forecasts.

Following the accelerated vesting of all of the Company’s outstanding stock options and all of FireOne Group plc’s outstanding restricted share units in the fourth quarter of 2005, Optimal accelerated the recognition of the non-cash compensation expense that would otherwise be recognized in future income statements. Having eliminated this non-cash compensation expense, Optimal believes that providing guidance on adjusted earnings per diluted share gives investors a better understanding of the Company’s performance and Optimal will therefore discontinue providing “underlying earnings” guidance commencing with the first quarter of 2006.

Optimal will provide a reconciliation of adjusted earnings per diluted share in an annex to the Company’s earnings release on a quarterly basis.

Optimal Group Announces Financial Guidance for First Quarter of 2006	Page 2

Fourth Quarter 2005 Guidance

Optimal anticipates that its underlying earnings before income taxes and non-controlling interest for the fourth quarter will be slightly in excess of $13.4 million.

Underlying earnings from continuing operations before income taxes and non-controlling interest is a non-GAAP financial measure that excludes amortization of intangibles, amortization of property and equipment, inventory write-downs, stock-based compensation expense, restructuring costs, foreign exchange, goodwill impairment, gain on sale of investments, income taxes, non-controlling interest and discontinued operations.

Key assumptions and sensitivities

For the purposes of projecting our first quarter 2006 adjusted earnings per diluted share, we have made the following principal assumptions: there will be no events, such as the exercise of stock options, which will significantly impact the number of fully diluted shares outstanding; first quarter growth in both the gaming and non-gaming payment processing industries will approximate the growth experienced in recent quarters; we will be successful in the continuing integration of the business assets acquired in 2005 by our payments business, and no unanticipated expenses will be incurred; bad debt expense will be consistent with our bad debt experience over recent quarters; and we will not suffer the loss, due to insolvency or otherwise, of any customer that accounts for a significant portion of the revenues of our payments or services business. Although we believe that the assumptions underlying our statement as to projected first quarter 2006 adjusted earnings per diluted share are reasonable, any of those assumptions could prove to be inaccurate and, therefore, there can be no assurance that such projection will prove to be accurate.

Our statement as to projected first quarter 2006 adjusted earnings per diluted share is forward looking, and does not take into account the potential impact of any future divestitures, acquisitions, mergers or other business combinations. Furthermore, our actual first quarter 2006 adjusted earnings per diluted share are subject to the risks and uncertainties summarized below under “Forward Looking Statements” and could differ materially from our projection. As well, the non-GAAP financial results of Optimal’s results of operations are not meant to be considered superior to or a substitute for Optimal’s results of operations prepared in accordance with GAAP.

Optimal will be reporting financial results for the fourth quarter and year ended December 31, 2005 on Monday, March 6, 2006 after the market close. Optimal's conference call will be held on Tuesday, March 7, 2006 at 10:00 am (EST). It is the intent of Optimal's conference call to have the question and answer session limited to institutional analysts and investors. The call can be heard beginning at 10:00 am (EST) as an audio webcast via Optimal's website at www.optimalgrp.com. As well, Optimal invites retail brokers and individual investors to hear the conference call replay by dialing 514-861-2722 / 1-800-408-3053 access code 3176210#. The replay may be heard beginning at 2:00 pm (EST) on March 7, 2006 and will be available for five business days thereafter.

Optimal Group Announces Financial Guidance for First Quarter of 2006	Page 3

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America, the United Kingdom and Ireland. Through Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone. Through FireOne Group (London/AIM: FPA.L) and its subsidiaries, we process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne Group offers FirePay for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Forward-Looking Statements:

Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations", “Legal Proceedings” and "Forward Looking Statements" sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of February 7, 2006. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.